                                                                       EXHIBIT 5


                               FIFTH THIRD BANCORP

                                October 4, 2000

Fifth Third Bancorp
38 Fountain Square Plaza
Cincinnati, Ohio 45263

     Re: Issuance of up to 4,700,000 Shares of Common Stock of Fifth Third Bancorp Pursuant to Registration Statement on Form S-4 Filed with the Securities and Exchange Commission

Gentlemen:

         I have acted as counsel to Fifth Third Bancorp, an Ohio corporation (the "Company"), in connection with the issuance of up to 4,700,000 shares of Common Stock pursuant to the merger of Ottawa Financial Corporation with and into the Company (the "Merger"), as set forth in the Form S-4 Registration Statement (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission.

         As counsel for the Company I have made such legal and factual examinations and inquiries as I have deemed advisable for the purpose of rendering this opinion. In addition, I have examined such documents and materials, including the Articles of Incorporation, Code of Regulations, and other corporate records of the Company, as I have deemed necessary for the purpose of this opinion.

         On the basis of the foregoing, I express the opinion that the 4,700,000 shares of Common Stock of the Company registered for issuance pursuant to the Registration Statement, or such lesser number of Shares as may be actually issued by the Company in connection with the Merger and/or the acquisition, currently are validly authorized and, when issued as contemplated by the Registration Statement, will be legally issued, fully paid and nonassessable shares of Common Stock of the Company.

         I hereby consent to the filing of this opinion as part of the above-referenced Registration Statement and amendments thereto and to the reference to me in the Prospectus/Proxy Statement under the caption "Legal Matters."

                                             Very truly yours,
                                             FIFTH THIRD BANCORP


                                             By: /s/ Paul L. Reynolds
                                                 ----------------------------
                                                 Paul L. Reynolds, Counsel